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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 2, 2001

                               Retrospettiva, Inc.
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               (Exact name of Registrant as specified in charter)

                                   California
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                 (State or other jurisdiction of incorporation)

        333-29295                                           95-4298051
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(Commission File Number)                       (IRS Employee Identification No.)

8825 W. Olympic Blvd. Beverly Hills, CA                                 90211
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code (310) 657-4488

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     July 2, 2001. Retrospettiva, Inc. (Bulletin Board "RTRO") announced today that recent events, primarily the war in Macedonia, has forced the company to cease operations and liquidate its assets.

     The three month long NATO bombing of Yugoslavia in April of 1999 resulted in two out of four of the company's selling seasons being negatively impacted - causing a loss of anticipated sales in excess of $10 million.

     The NATO bombing was followed by the current civil war in Macedonia that started several months ago and has prevented the company from producing goods there. The company's day-to-day business has been interrupted by a lack of electric power, shortages of water and fighting between Albanian rebels and Macedonian forces that has reached the cities. This is preventing employees from coming to work and making it practically impossible to produce goods. As a result, the company has lost most of its orders for goods, is unable to ship completed goods and is unable to access its inventory in Macedonia.

     Following the NATO bombing, two of the company's major customers ceased operations, causing the company to realize significant losses.

     As a result of these events, the company has suspended further operations and intends to liquidate its assets in order to pay creditors. It is unlikely that the company will generate sufficient cash resources to continue in business following the end of hostilities in Macedonia.

ITEM 7. EXHIBITS.

     Exhibit Number                         Description
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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RETROSPETTIVA, INC.
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                                           (Registrant)

Date: July 2, 2001                      By: /s/ Borivoje Vukadinovic
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                                            Borivoje Vukadinovic
                                            Chief Executive Officer